Exhibit 32.2

         Certification of the Chief Financial Officer Pursuant to
                          18 U.S.C. Section 1350,
                          As Adopted Pursuant to
               Section 906 of the Sarbanes-Oxley Act of 2002

    In connection with the Quarterly Report of Eagle Supply Group,
Inc. (the "Company") on Form 10-Q for the quarterly period ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frederick M. Friedman, as Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

    (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

    (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and the periods covered by the Report.

    A signed original of this written statement has been provided to Eagle Supply Group, Inc. and will be retained by Eagle Supply Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

February 17, 2004                       /s/ Frederick M. Friedman
                                        ---------------------------------
                                        Frederick M. Friedman
                                        Chief Financial Officer

















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